Exhibit 77Q1 - Additional Items

Item 15

Foreign Sub-Custodian Network for State Street Bank & Trust
Subcustodian Name	City	Postal Code
Citibank, N.A.	Buenos Aires	1036
Citigroup Pty. Limited	Melbourne	3000
The Hongkong and Shanghai Banking Corporation Limited	Sydney	2000
Deutsche Bank AG	Vienna	A-1010
UniCredit Bank Austria AG	Vienna	A-1090
HSBC Bank Middle East Limited	Kingdom of Bahrain	428
Standard Chartered Bank	Dhaka	1212
Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)	Amsterdam, Netherlands	1101
via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan, Ivory Coast	17 BP 1141
HSBC Bank Bermuda Limited	Hamilton	HM06
UniCredit Bank d.d.	Sarajevo	71 000
Standard Chartered Bank Botswana Limited	Gaborone	Postal codes are not used in Botswana
Citibank, N.A.	São Paulo	SP 01311-920
ING Bank N.V.	Sofia	1404
UniCredit Bulbank AD	Sofia	1000
via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan, Ivory Coast	17 BP 1141
State Street Trust Company Canada	Toronto	M5C 3G6
Banco Itaú Chile S.A.	Santiago	Postal codes are not used in Chile
China Construction Bank Corporation (for A-share market only)	Beijing	100032-33
HSBC Bank (China) Company Limited	Pudong, Shanghai	200120
Cititrust Colombia S.A. Sociedad Fiduciaria	Bogotá	Postal codes are not used in Colombia
Banco BCT S.A.	San José	Postal codes are not used in Costa Rica
Privredna Banka Zagreb d.d.	Zagreb	10000
Zagrebacka Banka d.d.	Zagreb	10000
BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch)	Athens	115 28
Èeskoslovenská obchodní banka, a.s.	Prague	150 57
UniCredit Bank Czech Republic and Slovakia, a.s.	Praha	140 92
Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Danmark A/S)	Copenhagen	900
Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch)	Copenhagen	1577
Banco de la Producción S.A. PRODUBANCO	Quito	Postal codes are not used in Ecuador
HSBC Bank Egypt S.A.E.	Cairo	Postal codes are not used in Egypt
AS SEB Pank	Tallinn	15010
Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Finland Plc.)	Helsinki	500
Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch)	Helsinki	SF-00101
Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)	Amsterdam, Netherlands	1101
JSC Bank of Georgia	Tbilisi	0160
Deutsche Bank AG	Eschborn	D-65760
Standard Chartered Bank Ghana Limited	Accra	Postal codes are not used in Ghana
BNP Paribas Securities Services, S.C.A.	Athens	115 28
via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan, Ivory Coast	17 BP 1141
Standard Chartered Bank (Hong Kong) Limited	Kwun Tong	Postal codes are not used in Hong Kong
UniCredit Bank Hungary Zrt.	Budapest	H-1054
Landsbankinn hf.	Reykjavik	155
Deutsche Bank AG	Mumbai	400 063
The Hongkong and Shanghai Banking Corporation Limited	Mumbai	139-140 B
Deutsche Bank AG	Jakarta	10310
State Street Bank and Trust Company, United Kingdom branch	Edinburgh	EH5 2AW
Bank Hapoalim B.M.	Tel Aviv	61000
Deutsche Bank S.p.A.	Milan	20121
Standard Chartered Bank Côte d'Ivoire S.A.	Abidjan, Ivory Coast	17 BP 1141
Mizuho Bank, Limited	Tokyo	104-0052
The Hongkong and Shanghai Banking Corporation Limited	Tokyo	103-0027
HSBC Bank Middle East Limited	Amman	11190
SB HSBC Bank Kazakhstan JSC	Almaty	50040
Standard Chartered Bank Kenya Limited	Nairobi	00100 GPO
HSBC Bank Middle East Limited	Safat	13017
AS SEB banka	Rigas raj	LV-1076
HSBC Bank Middle East Limited	Beirut	1107 2080
AB SEB bankas	Vilnius	LT 2600
Deutsche Bank (Malaysia) Berhad	Kuala Lumpur	50250
Standard Chartered Bank Malaysia Berhad	Kuala Lumpur	50250
via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan Ivory Coast	17 BP 1141
The Hongkong and Shanghai Banking Corporation Limited	Ebene	Postal codes are not used in Mauritius
Banco Nacional de México, S.A.	Santa Fe	DF 01210
Citibank Maghreb	Casablanca	20190
Standard Bank Namibia Limited	Windhoek	Postal codes are not used in Namibia
Deutsche Bank AG	Amsterdam	1101 HE
The Hongkong and Shanghai Banking Corporation Limited	Auckland	1010
via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan Ivory Coast	17 BP 1141
Stanbic IBTC Bank Plc.	Victoria Island, Lagos	101007
Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Norge ASA)	Oslo	368
Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch)	Oslo	N-0123
HSBC Bank Oman S.A.O.G.	Seeb	PC 111
Deutsche Bank AG	Karachi	74000
HSBC Bank Middle East Limited	Ramallah, West Bank	2119
Citibank del Perú, S.A.	Lima	27
Deutsche Bank AG	Makati City	1226
Bank Handlowy w Warszawie S.A.	Warsaw	00-249
BNP Paribas Securities Services, S.C.A., Paris (operating through its Paris branch with support from its Lisbon branch)	Paris, France	Lt 1.19.01
Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch)	Amsterdam, Netherlands	1101 HE
Citibank N.A.	San Juan	00926
HSBC Bank Middle East Limited	Doha	Postal codes are not used in Qatar
UniCredit Bank d.d.	Sarajevo	71 000
Citibank Europe plc, Dublin - Romania branch	Bucharest	011745
Limited Liability Company Deutsche Bank	Moscow	127473
HSBC Saudi Arabia Limited	Riyadh	11413
via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan, Ivory Coast	17 BP 1141
UniCredit Bank Serbia JSC	Belgrade	11000
Citibank N.A.	Singapore	486026
United Overseas Bank Limited	Singapore	069544
UniCredit Bank Czech Republic and Slovakia, a.s.	Bratislava	SK-831 01
UniCredit Banka Slovenija d.d.	Ljubljana	1000
FirstRand Bank Limited	Johannesburg	2001
Standard Bank of South Africa Limited	Johannesburg	2000
Deutsche Bank AG	Seoul	100-752
The Hongkong and Shanghai Banking Corporation Limited	Seoul	100-161
Deutsche Bank S.A.E.	Madrid	28020
The Hongkong and Shanghai Banking Corporation Limited	Colombo	01
Standard Bank Swaziland Limited	Mbabane	H101
Nordea Bank AB (publ)	Stockholm	105-71
Skandinaviska Enskilda Banken AB (publ)	Stockholm	SE-106 40
Credit Suisse AG	Zurich	8070
UBS AG	Zurich	8098
Deutsche Bank AG	Taipei	106
Standard Chartered Bank (Taiwan) Limited	Taipei	105
Standard Chartered Bank (Thai) Public Company Limited	Bangkok	10500
via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan Ivory Coast	17 BP 1141
Republic Bank Limited	Port of Spain	Postal codes are not used in Trinidad and Tobago
Banque Internationale Arabe de Tunisie	Tunis Cedex	1080
Citibank, A.Ş.	Levent, Istanbul	34394
Deutsche Bank A.Ş.	Levent, Istanbul	34394
Standard Chartered Bank Uganda Limited	Kampala	Postal codes are not used in Uganda
PJSC Citibank	Kiev	04070
HSBC Bank Middle East Limited	Dubai	Postal codes are not used in the United Arab Emirates
State Street Bank and Trust Company, United Kingdom branch	Edinburgh	EH5 2AW
Banco Itaú Uruguay S.A.	Montevideo	11000
Citibank, N.A.	Caracas	1050
HSBC Bank (Vietnam) Limited	Ho Chi Minh City	Postal codes are not used in Vietnam
Standard Chartered Bank Zambia Plc.	Lusaka	10101
Stanbic Bank Zimbabwe Limited	Harare	Postal codes are not used in Zimbabwe